Exhibit 10.17

MOSYS, INC.

NEW EMPLOYEE INDUCEMENT GRANT STOCK OPTION AGREEMENT

Date of Grant: May 10, 2011

Thomas Riordan (the “Optionee”):

MoSys, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee an option (“Option”) to purchase a total of Four Hundred Thousand (400,000) shares of Common Stock of the Company (“Shares”) at the price set forth herein.  The Option is granted as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5365(c)(4) of the Nasdaq Listing Rules, and in all respects is subject to such continued employment or other association and all other terms and conditions of this Agreement.

DEFINITIONS FOR CERTAIN DEFINED TERMS ARE AS FOLLOWS:

“Accelerate” means that as of the time of reference the Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms.

“Affiliate” means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

“Agreement” means this New Employee Inducement Grant Stock Option Agreement.

“Board” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

“Change-in-Control” means:

(a)           an acquisition after the Grant Date by an individual, an entity or a group in one or more related transactions (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company’s stockholders) of 45 percent or more of the outstanding shares of Common Stock or the Company’s voting securities; or

(b)           the consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) other than a Business Combination in which (i) the stockholders of the Company receive 50 percent or more of the stock of the corporation resulting from the Business Combination, (ii) at least a majority of the board of directors of such resulting corporation were incumbent directors of the Company immediately prior to the consummation of the Business Combination, and (iii) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) who did not own 45 percent or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45 percent or more of the stock of such resulting corporation or other entity.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and such other securities as may be substituted for Common Stock pursuant to Section 6.

“Committee” means the Compensation Committee of the Board, which in general is responsible for the administration of this Agreement as provided in Section 11. For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under this Agreement shall be exercised, if at all, by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Good Reason” means, without the Optionee’s prior written consent or acquiescence:

(a)           an assignment to the Optionee of duties incompatible with the Optionee’s position, failure to maintain the Optionee in his position and its reporting relationship or a substantial diminution in the nature of the Optionee’s authority or responsibilities;

(b)          a reduction in the Optionee’s then current base salary or in the bonus or incentive compensation opportunities or benefits coverage available during the Term, except pursuant to an across-the-board reduction similarly affecting all senior executives of the Company;

(c)           a relocation of the Optionee’s principal place of business to a location more than 30 miles from the location of such office on the first day of the Optionee’s employment;

(d)          the Company’s failure to pay the Optionee any material amounts otherwise vested and due the Optionee under any plan, program or policy of the Company; or

(e)           the failure of the Company, its successor or the acquiring entity (as applicable) following a Change-in-Control to perform its obligations under this Agreement.

“Involuntary Termination Without Misconduct” means a termination of the Optionee’s employment or other association with the Company and its Affiliates that occurs by reason of the Optionee’s dismissal for any reason other than the commission of any act of fraud, embezzlement or dishonesty or other violation of the Company’s Code of Business Conduct and Ethics for Employees, Executive Officers and Directors by the Optionee, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Company or other breach by the Optionee of a material agreement between the Company and the Optionee, or any other intentional misconduct by the Optionee adversely affecting the business affairs of the Company in a material manner.

“Market Value” means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the NASDAQ Global Market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

“Grant Date” means, with respect to the Option, the date of grant set forth above.

“Securities Act” means the Securities Act of 1933, as amended.

THE DETAILS OF YOUR OPTION ARE AS FOLLOWS:

1.             Nature Of The Option

The Option is intended to be a “Nonstatutory Stock Option” subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

2.             Option Price

The exercise price of the Option (the “Option Price”) is $6.06  for each Share.

3.             Vesting And Exercise Of Option

(a)           Subject to the Optionee’s continued employment or other association with the Company, the Option will vest and become exercisable during its term as to one-fourth (1/4) of the Shares subject to the Option at the one-year anniversary of May 9, 2011 (“Vesting Commencement Date”) and as to one thirty-sixth (1/36) of the remaining Shares subject to the Option monthly thereafter (with June 10, 2012 being the first such date) until all of the Shares have vested.

(b)           In the event of the Optionee’s death, disability or other termination of employment, the Option shall be exercisable in the manner and to the extent provided below:

(i)            Termination of Employment, Etc.  If the Optionee’s employment or other association with the Company and its Affiliates ends for any reason other than by total disability or death, including because of the Optionee’s employer ceasing to be an Affiliate, the Option shall cease to be exercisable not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event. Military or sick leave or other personal leave approved by an authorized representative of the Company shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of 90 days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(ii)           Disability of the Optionee.  If the Optionee’s employment or other association with the Company and its Affiliates ends due to disability (as defined in Section 22(e)(3) of the Code), the Option may be exercised at any time within six months following the date of termination of service, but only to the extent of the accrued right to exercise at the time of termination of service, provided that the Option shall not be exercised after its expiration in accordance with the terms of this Agreement.

(iii)          Death of the Optionee.  In the event of the death of the Optionee during the Term while the Optionee is an employee, director or consultant and if the Optionee’s service as such was uninterrupted from the Grant Date until the date of death, the Option may be exercised at any time within six months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee’s death, but only to the extent of the accrued right to exercise at the time of death, provided that the Option shall not be exercised after its expiration in accordance with the terms of this Agreement.

(c)           No fraction of a Share shall be purchasable or deliverable upon exercise, but in the event any adjustment of the number of Shares covered by this Option shall cause such number to include a fraction of a Share, such number of Shares shall be adjusted to the nearest smaller whole number of Shares.

(d)           In order to exercise any portion of this Option that has vested, the Optionee shall notify the Company in writing of the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, by executing and delivering the Notice of Exercise of Stock Option in the form attached hereto as Appendix I.

4.             Non-Transferability Of Option

(a)           This Option may not be transferred other than by will or by the laws of descent and distribution; provided, however, that the Optionee may transfer the Option to a family member if the transfer has first been approved by the Committee, acting in its sole discretion, and is without payment.  The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

(b)           For purposes of this Section 4, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than 50% of the beneficial interests, a foundation in which the foregoing persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.

(c)           The events of termination of service of Section 3(b) hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 3(b).

5.             Method Of Payment

Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)           cash;

(b)           check, cashier’s check, certified check or wire transfer;

(c)           as long as there is a public market for the Common Stock on the date of exercise, by delivery of a sell order to a broker for the shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price of the shares being purchased on or before the settlement date for the sale of such shares to the broker; or

(d)           as long as there is a public market for the Common Stock on the date of exercise, by surrender of shares of Common Stock, provided that if such shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code.  In this case payment shall be made as follows:

(i)            The Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the closing price per share of the Common Stock, as reported on the Nasdaq Global Market (or on any other national securities exchange or other established market on which the Common Stock is then listed), on the last business day immediately preceding the date of exercise of the Option, as determined by the Committee;

(ii)           Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

(iii)          The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three working days from the date of the notice of exercise;

(iv)          The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein; and

(v)           Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with shares of Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR Section 240.16b-3 promulgated under the Exchange Act, as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

Furthermore, in all events, the Optionee’s selection of means of payment of the exercise price is subject to the Optionee’s compliance with the Company’s Insider Trading Policy.

6.             Adjustments Upon Certain Events

(a)           If subsequent to the Grant Date the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to such shares of Common Stock, an appropriate and proportionate adjustment will be made in (i) the number and kind of securities subject to the Option and (ii) the Option Price (without change in the aggregate purchase price as to which the Option remains exercisable).

(b)           In the event of any corporate action not specifically covered by paragraph (a) above, including, but not limited to, an extraordinary cash distribution on Common Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of the Option and its terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of the Option in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section 6(b)) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Option.

(c)           Any adjustment in the Option made pursuant to Section 6(a) or 6(b) shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of the Option Price and rate of vesting or exercisability, which the Committee may deem necessary or appropriate so as to ensure the rights of the Optionee in the Option are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 6. Subject to applicable laws, the Committee, in its discretion, may determine that no fraction of a share of Common Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment under Section 6(a) or 6(b) of the number of shares of Common Stock covered by the Option would cause such number to include a fraction of a share of Common Stock, such number of shares of Common Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of the Option Price pursuant to Section 6(a) or 6(b) shall result in an Option Price which is less than the par value of the Common Stock.

(d)           In the event of a Change-in-Control, the Committee, in its sole and absolute discretion, may take any one or more of the following actions with respect to the Option.

(i)            Assumption and Substitution.  Provide that the Option shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, by the acquiring or succeeding entity (or an affiliate thereof), and that any repurchase or other rights of the Company under the Option shall inure to the benefit of such acquiring or succeeding entity (or affiliate thereof).

(ii)           Termination.  Upon written notice to the Optionee, provide that the Option shall terminate immediately prior to the consummation of the Change-in-Control unless exercised within a specified period following the date of such notice, provided that, in the Committee’s sole and absolute discretion, either (x) the Option shall Accelerate as to any unexercised portion thereof prior to its termination or (y) the Optionee shall receive a cash payment in accordance with paragraph (iv) below in exchange for the termination of the Option.

(iii)          Acceleration of Vesting.  Provide that, to the extent the Option is not already exercisable in full, it shall Accelerate with respect to all or a portion of the shares for which the Option is not then exercisable prior to or upon the consummation of the Change-in-Control.

(iv)          Cash Payment.  Provide for a cash payment, net of applicable tax withholdings, to be made to the Optionee equal to the excess, if any, of (A) the acquisition price times the number of shares of Common Stock subject to the Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Common Stock subject to the Option, in exchange for the termination of the Option; provided, that if the acquisition price does not exceed the exercise price of the Option, the Committee may cancel the Option without the payment of any consideration therefor prior to or upon the Change-in-Control. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Common Stock surrendered in a Change-in-Control.

(v)           Conversion Upon Liquidation or Dissolution.  Provide that, in connection with a liquidation or dissolution of the Company, the Option shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(vi)          Any combination of the foregoing.

(e)           In the event of (i) the Optionee’s Involuntary Termination without Misconduct or (ii) the termination of the Optionee’s employment or other association with the Company and its Affiliates by the Optionee for Good Reason within two years after the effective date of a Change-in-Control in which the Option is assumed (or substantially equivalent rights are provided in substitution therefor), the vesting of the Option shall Accelerate, as of the effective date of the termination of the Optionee’s employment, as to the lesser of (x) 25 percent of the total number of Shares subject to the Option and (y) all of the then unvested Shares subject to the Option.

(f)            For purposes of Sections 6(d) and (e) above, the Option shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefor, if, following consummation of the Change-in-Control, the Option confers the right either to purchase or receive the value of, for each share of Common Stock subject to the Option immediately prior to the consummation of the Change-in-Control, the consideration (whether cash, securities or other property) received as a result of the Change-in-Control by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Change-in-Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Change-in-Control is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of Option to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Change-in-Control.

7.             Term Of Option

This Option may not be exercised more than six years from the date of grant of this Option (the “Term”), as set forth below, and may be exercised during such term only in accordance with the terms of this Option.

8.             Not Employment Contract

Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ or other service with the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company (or any Affiliate), which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law.  This is not an employment contract.

9.             Income Tax Withholding

(a)           The Optionee hereby authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option.

(b)           Whenever shares of Common Stock are issued or to be issued pursuant to an exercise of this Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.  The obligations of the Company under this Agreement shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

(c)           At such time as the Optionee is required to pay to the Company an amount with respect to tax withholding obligations, the Optionee may elect, prior to the date the amount of any withholding tax is determined, to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates (including any related FICA obligation) applicable to the Optionee and the particular transaction by having the Company withhold shares of Common Stock to satisfy the Optionee’s tax obligations. The Optionee may only elect to have shares of Common Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

(d)           Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the Option Price or of any tax in connection with the exercise of the Option shall be the sole responsibility of the Optionee.

10.          Conditions Upon Issuance of Shares

Shares shall not be issued with respect to the Option unless the exercise of the Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or public trading market upon which the Shares may then be listed, and may be further subject to obtaining an opinion of counsel for the Company with respect to such compliance. As a condition to the exercise of the Option, the Company may require the Optionee to render such representations and warranties as the Company may deem necessary or appropriate for compliance with applicable securities laws, rules and regulations, including but not limited to the representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.  All certificates for shares of Common Stock or other securities delivered under this Agreement shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  If the Company so requests in connection with any underwritten public offering of securities, the Optionee (a) shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of any Shares during a period not to exceed 180 days commencing on the effective date of the registration statement relating to such offering, without the prior written consent of the Company or the managing underwriter of the offering, and (b) shall agree in writing to the foregoing restrictions in one or more written instruments as the Company may request from time to time.

11.          Administration

This Agreement and the Option shall be administered by the Committee, provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under this Agreement and when so acting shall have the benefit of all of the provisions of this Agreement pertaining to the Committee’s exercise of its authorities hereunder.  Subject to the provisions hereof, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to this Option, including, but not limited to, the cancellation, amendment or reclassification of this Option, subject to the provisions of Section 15, and to correct any defect, supply any omission or reconcile any inconsistency in this Agreement.  The Committee’s determinations made in good faith on matters referred to herein shall be final, binding and conclusive on the Optionee.

12.          Unfunded Status

This Agreement is intended to constitute an “unfunded” plan for incentive compensation, and this Agreement is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to the Optionee by the Company, nothing contained herein shall give the Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created hereunder to deliver Shares or other payments with respect to the Option, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of this Agreement.

13.          Reservation of Stock

The Company shall at all times during the term of the Option reserve or otherwise keep available a sufficient number of shares of Common Stock to satisfy its requirements under this Agreement.

14.          Limitation of Rights in Stock

The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares subject to the Option, unless and until a certificate shall have been issued therefor and delivered to the Optionee or his agent, or if uncertificated shares are to be issued, until such shares have been registered in the name of the Optionee on the books of the transfer agent and registrar of the Common Stock.

15.          Amendment

The Committee may amend the terms of this Agreement, prospectively or retroactively, provided that no such amendment shall impair the rights of the Optionee without his or her consent.

16.          Governing Law

This Agreement and actions taken hereunder shall be governed, interpreted and enforced in accordance with California law, without regard to the conflicts of laws principles of such state.

17.          Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (a) if to the Optionee, at his or her residence address last filed with the Company and (b) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer, or to such other address or telecopier number or electronic mail address, as the case may be, as the addressee may have designated by written notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the secretary or assistant secretary of the Company or to the transfer agent, or other person responsible for giving notice.

Dated the 10th day of May, 2011.

MOSYS, INC.

By:	/s/ James W. Sullivan

Its:	CFO
Duly authorized on behalf of the Board of Directors

The Optionee acknowledges represents that he or she is familiar with the terms and provisions of this Agreement and hereby accepts this Option subject to all of the terms and provisions hereof.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

/s/ Thomas Riordan
Optionee

Date: June 14, 2011

CONSENT OF SPOUSE/DOMESTIC PARTNER

I,                                                                                   , spouse/domestic partner of the Optionee who executed the foregoing Agreement, hereby agree that my spouse’s/domestic partner’s interest in the shares of Common Stock subject to said Agreement shall be irrevocably bound by the Agreement’s terms.  I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns.  I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.

Spouse/Domestic Partner

Date:                                           , 20

APPENDIX I

MOSYS, INC.

NOTICE OF EXERCISE OF STOCK OPTION

I,                                                                                    (print legibly), hereby elect to exercise the following stock options(s) granted to me by MOSYS, INC. (the “Company”) under the listed Stock Option Agreement entered into between the Company and me (the “Agreement”).  All shares being purchased are fully vested and exercisable pursuant to Section 3 of the Agreement.

1.	Shares at $	per share (Grant date): )
2.	Shares at $	per share (Grant date): )
3.	Shares at $	per share (Grant date): )
4.	Shares at $	per share (Grant date): )

Method of Exercise

☐    Cash exercise in the aggregate amount of $ [                      ].

☐    Delivery of sell order for the shares being purchased and agreement to pay the exercise price on or before the settlement date pursuant to Section 5(c) of the Agreement.

☐    Surrender of shares of Common Stock pursuant to Section 5(d) of the Agreement.

Shares purchased under the Agreement should be issued to me as follows:

Name:

If you choose to include your spouse, you must designate below how you wish your shares to be registered by checking the appropriate box.  If we receive no designation, the shares will be designated as Joint Tenants.

☐ Joint Tenants	☐ Community Property
☐ Tenants in Common	☐ Tenancy by Entirety

Withholding Election

☐      I elect to have the Company withhold shares to satisfy my tax obligations upon exercise of the stock option(s).

or

☐      I elect to have the Company deduct cash payments from my                                    [insert pay period] salary to satisfy my tax obligations upon exercise of the stock option(s).

Verification by                                                                                   Stock Administration Certificate to be delivered to (complete item 1 or 2 below)

1.             Employee:

Home Address:

2.                                                                               (Insert Name of Second Broker)

Acct #:

Contact Name & Number:

Signature:	Date:
Social Security No.:

[For Company Use Only]

As of the date set forth above, the above named person has the vested right to exercise the number of shares set forth above.

Date:
Amount due Company: $

MoSys, Inc. Stock Administration

3301 Olcott Street

Santa Clara, California, 95054

(408) 418-7500